Exhibit 99.3

EXCHANGE AND TRANSMITTAL INFORMATION BOOKLET FOR COMMON SHARES OF WEYERHAEUSER COMPANY

I/we, the undersigned, surrender to you for exchange the common share(s) of Weyerhaeuser Company (“Weyerhaeuser”), par value $1.25 per share (“Weyerhaeuser common shares”), identified below. I/we certify that I/we have complied with all requirements as stated in the instructions included herein, am/are the registered holder(s) of (i) the Weyerhaeuser common share(s) in certificated form represented by the enclosed certificate(s) or (ii) the Weyerhaeuser common share(s) held in book-entry form via the Direct Registration System maintained by Computershare Trust Company, N.A. (“DRS”) or CIP Shares (as defined below), and, in all cases, have full authority to surrender these Weyerhaeuser common shares, give the instructions in the Letter of Transmittal (the “Letter of Transmittal”) and warrant that these Weyerhaeuser common shares are free and clear of all liens, restrictions, adverse claims and encumbrances. “CIP Shares” means Weyerhaeuser common shares in uncertificated form held through the Computershare CIP, a direct stock purchase and dividend reinvestment plan for Weyerhaeuser, maintained by Computershare Trust Company, N.A.

I/we acknowledge that, immediately following the consummation of the exchange offer, Topaz Acquisition, Inc. (“Merger Sub”), a wholly-owned subsidiary of TRI Pointe Homes, Inc. (“TRI Pointe”), will be merged with and into WRECO, with WRECO surviving the merger and becoming a wholly owned subsidiary of TRI Pointe (the “Merger”). In the Merger, each issued and outstanding WRECO common share will be converted into the right to receive 1.297 fully paid and non-assessable shares of common stock of TRI Pointe (“TRI Pointe common stock”). I/we further acknowledge that I/we will not receive WRECO common shares, but will only receive shares of TRI Pointe common stock in the Merger. Shares of TRI Pointe common stock will be distributed to tendering shareholders by American Stock Transfer & Trust Company, LLC (the “transfer agent”).

As specified in the Prospectus—Offer to Exchange, dated May 22, 2014 (the “Prospectus—Offer to Exchange”), fractional shares of TRI Pointe common stock will not be delivered to tendering shareholders. In lieu of any fractional shares, the holders of WRECO common stock will receive a cash amount, without interest. See the section of the Prospectus—Offer to Exchange entitled “This Exchange Offer—Terms of this Exchange Offer.” Fractional shares of TRI Pointe common stock allocable to any holders of WRECO common shares will be aggregated. The undersigned instructs Weyerhaeuser, the exchange agent and transfer agent to issue a check for fractional shares and to mail it by first-class mail, postage prepaid, to the address indicated in the records maintained by or on behalf of Weyerhaeuser unless otherwise indicated in “Special Delivery Instructions.”

INSTRUCTIONS TO THE LETTER OF TRANSMITTAL

IMPORTANT—PLEASE READ THESE INSTRUCTIONS CAREFULLY BEFORE

COMPLETING THE LETTER OF TRANSMITTAL

Reference is made to the Prospectus—Offer to Exchange and the Letter of Transmittal and this Exchange and Transmittal Information Booklet, which, together with any amendments or supplements thereto or hereto, constitute the offer by Weyerhaeuser Company (“Weyerhaeuser”) to exchange all issued and outstanding common shares of Weyerhaeuser Real Estate Company (“WRECO common shares”) for common shares of Weyerhaeuser (“Weyerhaeuser common shares”) that are validly tendered and not properly withdrawn upon the terms and subject to the conditions set forth herein and in the Prospectus—Offer to Exchange. Immediately following the consummation of the exchange offer, Topaz Acquisition, Inc. (“Merger Sub”), a wholly-owned subsidiary of TRI Pointe Homes, Inc. (“TRI Pointe”), will be merged with and into Weyerhaeuser Real Estate Company (“WRECO”), with WRECO surviving the merger and becoming a wholly owned subsidiary of TRI Pointe (the “Merger”). In the Merger, each issued and outstanding WRECO common share will be converted into the right to receive 1.297 fully paid and non-assessable shares of common stock of TRI Pointe (“TRI Pointe common stock”). Accordingly, WRECO common shares will not be transferred to participants in the exchange offer; participants will instead receive shares of TRI Pointe common stock in the Merger. No trading market currently exists or will ever exist for WRECO common shares. You will not be able to trade the WRECO common shares before or after they are converted into the right to receive shares of TRI Pointe common stock in the Merger. There can be no assurance that shares of TRI Pointe common stock issued in the Merger will trade at the same prices at which shares of TRI Pointe common stock are traded prior to the Merger.

Although Weyerhaeuser has mailed the Prospectus—Offer to Exchange to the extent required by U.S. law, including to shareholders located outside the United States, the Prospectus—Offer to Exchange is not an offer to buy, sell or exchange and it is not a solicitation of an offer to buy or sell any Weyerhaeuser common shares, TRI Pointe common stock or WRECO common shares in any jurisdiction in which such offer, sale or exchange is not permitted.

Countries outside the United States generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. None of Weyerhaeuser, WRECO or TRI Pointe has taken any action under non-U.S. regulations to facilitate a public offer to exchange Weyerhaeuser common shares, WRECO common shares or TRI Pointe common stock outside the United States. Accordingly, the ability of any non-U.S. person to tender Weyerhaeuser common shares in the exchange offer will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in the exchange offer without the need for Weyerhaeuser, WRECO or TRI Pointe to take any action to facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors.

Non-U.S. shareholders should consult their advisors in considering whether they may participate in the exchange offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the Weyerhaeuser common shares, WRECO common shares or TRI Pointe common stock that may apply in their home countries. None of Weyerhaeuser, WRECO or TRI Pointe can provide any assurance about whether such limitations may exist. For additional information about limitations on the exchange offer outside the United States, see the section in the Prospectus—Offer to Exchange entitled “This Exchange Offer—Certain Matters Relating to Non-U.S. Jurisdictions.”

The exchange offer and withdrawal rights will expire at 12:00 midnight, New York City time, on June 30, 2014, unless the exchange offer is extended or terminated. The last day on which tenders will be accepted, whether on June 30, 2014 or any later date to which the exchange offer is extended, is referred to in this document as the “expiration date.” Shares tendered pursuant to the exchange offer may be withdrawn at any time prior to expiration of the exchange offer.

PLEASE SEE THE SECTION IN THE PROSPECTUS—OFFER TO EXCHANGE ENTITLED “THIS EXCHANGE OFFER” FOR ADDITIONAL INFORMATION AND DETAIL CONCERNING THE EXCHANGE OFFER AND THE PROCEDURES FOR TENDERING YOUR WEYERHAEUSER COMMON SHARES.

Exchange of Weyerhaeuser Common Shares—General Information

Appointment of the Weyerhaeuser Designees as Attorneys-in-Fact and Proxy

By executing the Letter of Transmittal, you irrevocably appoint Weyerhaeuser’s designees, including Computershare Trust Company, N.A. (the “exchange agent”), as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your Weyerhaeuser common shares tendered and accepted for exchange by Weyerhaeuser and with respect to any and all other Weyerhaeuser common shares and other securities issued or issuable in respect of the Weyerhaeuser common shares on or after the expiration of the exchange offer. That appointment is effective when and only to the extent that Weyerhaeuser deposits the WRECO common shares for the Weyerhaeuser common shares that you have tendered with the exchange agent. All such proxies will be considered coupled with an interest in the tendered Weyerhaeuser common shares and therefore will not be revocable. Upon the effectiveness of the appointment, all prior proxies that you have given will be revoked and you may not give any subsequent proxies (and, if given, they will not be deemed effective). Weyerhaeuser’s designees will, with respect to the Weyerhaeuser common shares for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as they, in their sole discretion, deem proper. Weyerhaeuser reserves the right to require that, in order for Weyerhaeuser common shares to be deemed validly tendered, immediately upon Weyerhaeuser’s acceptance for exchange of those Weyerhaeuser common shares, Weyerhaeuser must be able to exercise full voting rights with respect to those shares.

Weyerhaeuser Common Shares Deemed Accepted for Exchange Upon Notice by Weyerhaeuser to the Exchange Agent

For purposes of the exchange offer, Weyerhaeuser will be deemed to have accepted for exchange, and thereby exchanged, Weyerhaeuser common shares validly tendered and not properly withdrawn if and when Weyerhaeuser notifies the exchange agent of its acceptance of the tenders of those Weyerhaeuser common shares pursuant to the exchange offer.

Upon the consummation of the exchange offer, Weyerhaeuser will irrevocably deliver to the exchange agent a global certificate representing all of the WRECO common shares being distributed by Weyerhaeuser, with irrevocable instructions to hold the WRECO common shares in trust for the holders of Weyerhaeuser common shares validly tendered and not properly withdrawn in the exchange offer and, in the case of a pro rata distribution, Weyerhaeuser shareholders whose Weyerhaeuser common shares remain outstanding after the consummation of the exchange offer. For more information, see the section in the Prospectus—Offer to Exchange entitled “This Exchange Offer—Terms of this Exchange Offer.” TRI Pointe will deposit with the transfer agent for the benefit of persons who received WRECO common shares in the exchange offer certificates or book-entry authorizations representing shares of TRI Pointe common stock, with irrevocable instructions to hold the shares of TRI Pointe common stock in trust for the holders of WRECO common shares.

Upon surrender of the documents required by the transfer agent, duly executed, each former holder of WRECO common shares will receive from the transfer agent in exchange therefor shares of TRI Pointe common stock or cash in lieu of fractional shares, as the case may be. You will not receive any interest on any cash paid to you, even if there is a delay in making the payment.

Accordingly, WRECO common shares will not be transferred to participants in the exchange offer; as a participant, you will instead receive shares of TRI Pointe common stock in the Merger (or cash in lieu of fractional shares).

Weyerhaeuser Will Determine the Validity of Any Tender

Weyerhaeuser will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Weyerhaeuser common shares, in Weyerhaeuser’s sole discretion, and its determination will be final and binding. Weyerhaeuser reserves the absolute right to reject any and all tenders of Weyerhaeuser common shares that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful. Weyerhaeuser also reserves the absolute right to waive any of the conditions of the exchange offer except for those conditions identified as “Mandatory Conditions” in the Prospectus—Offer to Exchange in the section entitled “This Exchange Offer—Conditions for Consummation of this Exchange Offer,” or any defect or irregularity in the tender of any Weyerhaeuser common shares. No tender of Weyerhaeuser common shares is valid until all defects and irregularities in such tender of Weyerhaeuser common shares have been cured or waived. Neither Weyerhaeuser nor the exchange agent, the information agent or any other person is under any duty to give notification of any defects or irregularities in the tender of any Weyerhaeuser common shares or will incur any liability for failure to give any such notification. Weyerhaeuser’s interpretation of the terms and conditions of the exchange offer (including the Letter of Transmittal and instructions thereto) will be final and binding.

Return of Weyerhaeuser Common Shares if Tender Not Accepted

If Weyerhaeuser does not accept for exchange any tendered Weyerhaeuser common shares for any reason pursuant to the terms and conditions of the exchange offer, the exchange agent (i) in the case of Weyerhaeuser common shares held in certificated form, will return certificates representing those shares without expense to the tendering shareholder, (ii) in the case of book-entry shares held through DRS, will cause those shares to be credited to the DRS account from which they were tendered, (iii) in the case of CIP Shares, will cause those shares to be credited to the account under the Computershare CIP from which they were tendered and (iv) in the case of shares tendered by book-entry transfer pursuant to the procedures set forth in the Prospectus—Offer to Exchange in the section entitled “This Exchange Offer—Terms of this Exchange Offer—Procedures for Tendering,” will cause those shares to be credited to an account maintained within The Depository Trust Company, in each case promptly following expiration or termination of the exchange offer.

Effect of Tenders

A tender of Weyerhaeuser common shares pursuant to any of the procedures described above will constitute your acceptance of the terms and conditions of the exchange offer as well as your representation and warranty to Weyerhaeuser that (i) you have the full power and authority to tender, sell, assign and transfer those tendered shares (and any and all other Weyerhaeuser common shares or other securities issued or issuable in respect of those shares), (ii) when the same are accepted for exchange, Weyerhaeuser will acquire good and unencumbered title to those shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims and (iii) you own the shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).

If the exchange offer is consummated but fewer than all of the issued and outstanding WRECO common shares are exchanged because the exchange offer is not fully subscribed, the remaining WRECO common shares owned by Weyerhaeuser will be distributed on a pro rata basis to Weyerhaeuser shareholders whose Weyerhaeuser common shares remain outstnading after the consummation of the exchange offer. Any Weyerhaeuser shareholder who validly tenders (and does not properly withdraw) Weyerhaeuser common shares for WRECO common shares in the exchange offer will waive its rights with respect to those tendered Weyerhaeuser common shares to receive, and will forfeit any rights to, WRECO common shares distributed on a pro rata basis to Weyerhaeuser shareholders in the event the exchange offer is not fully subscribed.

It is a violation of Rule 14e-4 under the Exchange Act for a person, directly or indirectly, to tender Weyerhaeuser common shares for such person’s own account unless, at the time of tender, the person so tendering (i) has a net long position equal to or greater than the amount of (A) Weyerhaeuser common shares tendered or (B) other securities immediately convertible into or exchangeable or exercisable for the Weyerhaeuser common shares tendered and that person will acquire those shares for tender by conversion, exchange or exercise and (ii) will cause those shares to be delivered in accordance with the terms of this document. Rule 14e-4 provides a similar restriction applicable to the tender of guarantee of a tender on behalf of another person.

The exchange of Weyerhaeuser common shares validly tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of (i)(A) certificates representing all physically tendered Weyerhaeuser common shares (which does not include book-entry shares held through DRS or CIP Shares) or (B) in the case of shares delivered by book-entry transfer through The Depository Trust Company, confirmation of a book-entry transfer of those Weyerhaeuser common shares in the exchange agent’s account at The Depository Trust Company, (ii) the Letter of Transmittal for Weyerhaeuser common shares, properly completed and duly executed (or a manually signed facsimile of that document), with any required signature guarantees, or, in the case of a book-entry transfer through The Depository Trust Company, an agent’s message and (iii) any other required documents.

Potential Limitation on Number of Weyerhaeuser Common Shares Received

If, upon the expiration of the exchange offer, Weyerhaeuser shareholders have validly tendered and not properly withdrawn more Weyerhaeuser common shares than Weyerhaeuser is able to accept for exchange (taking into account the exchange ratio and the total number of issued and outstanding WRECO common shares), Weyerhaeuser will accept for exchange the Weyerhaeuser common shares validly tendered and not properly withdrawn by each tendering shareholder on a pro rata basis according to the number of securities tendered by each security holder (rounded to the nearest whole number of Weyerhaeuser common shares, and subject to any adjustment necessary to ensure the exchange of all issued and outstanding WRECO common shares), except for tenders of odd-lots.

Any beneficial holder of fewer than 100 Weyerhaeuser common shares who wishes to tender all of those shares without being subject to proration as discussed above must check the box under the title “ODD-LOT SHARES” on the letter of transmittal. If your odd-lot shares are held by a broker, dealer, commercial bank, trust company or similar institution for your account, you can contact your broker, dealer, commercial bank, trust company or similar institution and request the preferential treatment. Beneficial holders of more than 100 Weyerhaeuser common shares are not eligible for this preference.

Binding Agreement

The tender of Weyerhaeuser common shares pursuant to any of the procedures described in the Letter of Transmittal, this Exchange and Transmittal Booklet and the Prospectus—Offer to Exchange will constitute a binding agreement between Weyerhaeuser and you upon the terms of and subject to the conditions to the exchange offer.

Procedures for Tendering

The exchange of Weyerhaeuser common shares tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of (i)(A) certificates representing all physically tendered Weyerhaeuser common shares (which does not include book-entry shares held through DRS or CIP Shares) or (B) in the case of shares delivered by book-entry transfer through The Depository Trust Company, confirmation of a book-entry transfer of those Weyerhaeuser common shares in the exchange agent’s account at The Depository Trust Company, (ii) the Letter of Transmittal for Weyerhaeuser common shares, properly completed and duly executed (or a manually signed facsimile of that document), with any required signature guarantees, or, in the case of a book-entry transfer through The Depository Trust Company, an agent’s message and (iii) any other required documents.

The method of delivery of share certificates of Weyerhaeuser common shares and all other required documents, including delivery through The Depository Trust Company, is at your option and risk, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is recommended that you use registered mail with return receipt requested, properly insured. In all cases, you should allow sufficient time to ensure timely delivery.

Certificates representing WRECO common shares will not be issued to tendering holders of Weyerhaeuser common shares pursuant to the exchange offer. Rather than issuing certificates representing such WRECO common shares to tendering Weyerhaeuser shareholders, the exchange agent will cause WRECO common shares to be credited to records maintained by the exchange agent for the benefit of the respective holders. Immediately following the consummation of the exchange offer, Merger Sub will be merged with and into WRECO and all of the issued and outstanding WRECO common shares will be converted into the right to receive 1.297 fully paid and nonassessable shares of TRI Pointe common stock for each WRECO common share or cash in lieu of fractional shares, as the case may be. As promptly as practicable following the consummation of the Merger and Weyerhaeuser’s notice and determination of the final proration factor, if any, TRI Pointe’s transfer agent will credit the shares of TRI Pointe common stock into which the WRECO common shares have been converted to book-entry accounts maintained for the benefit of the Weyerhaeuser shareholders who received WRECO common shares in the exchange offer or as a pro rata distribution, if any, and will send these holders a statement evidencing their holdings of shares of TRI Pointe common stock.

Shares Held in Certificated Form

If you hold certificates representing Weyerhaeuser common shares, you must deliver to the exchange agent a properly completed and duly executed Letter of Transmittal (or a manually executed facsimile of that document), along with any required signature guarantees and any other required documents and the certificates representing the Weyerhaeuser common shares tendered. The exchange agent’s addresses are listed on the last page of this Exchange and Transmittal Information Booklet.

Book-Entry Shares Held through DRS

If you hold Weyerhaeuser common shares in book-entry form via DRS, you must deliver to the exchange agent a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees and any other required documents. Since certificates are not issued for book-entry shares held through DRS, you do not need to deliver any certificates representing those shares to the exchange agent. The exchange agent’s addresses are listed on the last page of this Exchange and Transmittal Information Booklet.

CIP Shares

If you hold CIP Shares, you must deliver to the exchange agent at the address listed on the Letter of Transmittal for Weyerhaeuser common shares a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees and any other required documents. Since certificates are not issued for CIP Shares, you do not need to deliver any certificates representing those shares to the exchange agent.

Shares Held Through a Broker, Dealer, Commercial Bank, Trust Company or Similar Institution

If you hold Weyerhaeuser common shares through a broker, dealer, commercial bank, trust company or similar institution and wish to tender your Weyerhaeuser common shares in the exchange offer, you should follow the instructions sent to you separately by that institution. In this case, you should not use a Letter of Transmittal to direct the tender of your Weyerhaeuser common shares. Please contact your institution directly if you have not yet received instructions. Some financial institutions may also effect tenders by book-entry transfer through The Depository Trust Company. If that institution holds Weyerhaeuser common shares through The Depository Trust Company, it must notify The Depository Trust Company and cause it to transfer the shares into the exchange agent’s account in accordance with The Depository Trust Company’s procedures. The institution must also ensure that the exchange agent receives an agent’s message from The Depository Trust Company confirming the book-entry transfer of your Weyerhaeuser common shares. A tender by book-entry transfer will be completed upon receipt by the exchange agent of an agent’s message, book-entry confirmation from The Depository Trust Company and any other required documents.

The term “agent’s message” means a message, transmitted by The Depository Trust Company to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the Weyerhaeuser common shares which are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of the Letter of Transmittal (including the instructions thereto) and that Weyerhaeuser may enforce that agreement against the participant.

The exchange agent will establish an account with respect to the Weyerhaeuser common shares at The Depository Trust Company for purposes of the exchange offer, and any eligible institution that is a participant in The Depository Trust Company may make book-entry delivery of Weyerhaeuser common shares by causing The Depository Trust Company to transfer the shares into the exchange agent’s account at The Depository Trust Company in accordance with The Depository Trust Company’s procedure for the transfer. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent.

Signature Guarantees

Signatures on the Letter of Transmittal for Weyerhaeuser common shares must be guaranteed by a firm which is a member of the Securities Transfer Agents Medallion Program, or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing being a “U.S. eligible institution”), except in cases in which Weyerhaeuser common shares are tendered either (i) by a registered shareholder who has not completed the box entitled “Special Transfer Instructions” on the Letter of Transmittal or (ii) for the account of a U.S. eligible institution.

If the Weyerhaeuser common shares are registered in the name of a person other than the person who signs the Letter of Transmittal, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed by an eligible institution.

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other entity or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to the exchange agent of his or her authority to so act, or Signature Guarantee in lieu of evidence, must be submitted with this Letter of Transmittal.

Withdrawal Rights

Weyerhaeuser common shares validly tendered pursuant to the exchange offer may be withdrawn at any time before 12:00 midnight, New York City time, on the expiration date and, unless Weyerhaeuser has previously accepted such shares pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once Weyerhaeuser accepts Weyerhaeuser common shares pursuant to the exchange offer, your tender is irrevocable.

For a withdrawal of Weyerhaeuser common shares to be effective, the exchange agent must receive from you a written notice of withdrawal at one of its addresses set forth on the back cover of this document, and your notice must include your name and the number of Weyerhaeuser common shares to be withdrawn, as well as the name of the registered holder, if it is different from that of the person who tendered those shares.

If certificates have been delivered or otherwise identified to the exchange agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the Weyerhaeuser common shares must also be furnished to the exchange agent, as stated above, prior to the physical release of the certificates. If Weyerhaeuser common shares have been tendered pursuant to the procedures for book-entry tender discussed in the Prospectus—Offer to Exchange in the section entitled “This Exchange Offer—Terms of this Exchange Offer—Procedures for Tendering,” any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn shares and must otherwise comply with the procedures of The Depository Trust Company.

If you hold your shares through a broker, dealer, commercial bank, trust company or similar institution, you should consult that institution on the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal or facsimile notice of withdrawal to the exchange agent on your behalf before 12:00 midnight, New York City time, on the expiration date. If you hold your shares through such an institution, that institution must deliver the notice of withdrawal with respect to any shares you wish to withdraw. In such a case, as a beneficial owner and not a registered shareholder, you will not be able to provide a notice of withdrawal for those shares directly to the exchange agent.

Weyerhaeuser will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in its sole discretion, and its decision will be final and binding. Neither Weyerhaeuser nor the exchange agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any notification.

Any Weyerhaeuser common shares properly withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. However, you may re-tender withdrawn Weyerhaeuser common shares by following one of the procedures discussed in the Prospectus—Offer to Exchange in the section entitled “This Exchange Offer—Terms of this Exchange Offer—Procedures for Tendering” at any time prior to the expiration of the exchange offer (or pursuant to the instructions sent to you separately).

Except for the withdrawal rights described above, any tender made under the exchange offer is irrevocable.

Guaranteed Delivery Procedures

If you wish to tender Weyerhaeuser common shares pursuant to the exchange offer but (i) your certificates are not immediately available, (ii) you cannot deliver the shares or other required documents to the exchange agent on or before the expiration date of the exchange offer or (iii) you cannot comply with the procedures for book-entry transfer through The Depository Trust Company on a timely basis, you may still tender your Weyerhaeuser common shares, so long as all of the following conditions are satisfied:

•	you must make your tender by or through a U.S. eligible institution;

•	on or before the expiration date, the exchange agent must receive a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by Weyerhaeuser, in the manner provided below; and

•	within three NYSE trading days after the date of execution of such notice of guaranteed delivery, the exchange agent must receive (i) (a) certificates representing all physically tendered Weyerhaeuser common shares (which does not include book-entry shares held through DRS or CIP Shares) and (b) in the case of shares delivered by book-entry transfer through The Depository Trust Company, confirmation of a book-entry transfer of those Weyerhaeuser common shares in the exchange agent’s account at The Depository Trust Company; (ii) a Letter of Transmittal for Weyerhaeuser common shares properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through The Depository Trust Company, an agent’s message; and (iii) any other required documents.

Registered shareholders (including any participant in The Depository Trust Company whose name appears on a security position listing of The Depository Trust Company as the owner of Weyerhaeuser common shares) may transmit the notice of guaranteed delivery by facsimile transmission or mail it to the exchange agent. If you hold Weyerhaeuser common shares through a broker, dealer, commercial bank, trust company or similar institution, that institution must submit any notice of guaranteed delivery on your behalf.

Lost, Stolen or Destroyed Certificates

If your certificate(s) representing Weyerhaeuser common shares have been mutilated, destroyed, lost or stolen and you wish to tender your shares, you will need to complete an affidavit of lost, stolen or destroyed certificate(s) (an “Affidavit”) that you may request by checking a box on the Letter of Transmittal for Weyerhaeuser common shares. You will also need to post a surety bond for your lost, stolen or destroyed Weyerhaeuser common shares and pay a service fee. Upon receipt of the completed applicable Letter of Transmittal with the completed Affidavit, the surety bond payment and the service fee, your Weyerhaeuser common shares will be considered tendered in the exchange offer.

The information agent for the exchange offer is:

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders Call Toll-Free (877) 687-1866

Banks and Brokers Call Collect (212) 750-5833

MANUALLY SIGNED FACSIMILE COPIES OF THE LETTER OF TRANSMITTAL WILL NOT BE ACCEPTED. THE LETTER OF TRANSMITTAL, CERTIFICATES FOR SHARES AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT OR DELIVERED BY EACH SHAREHOLDER OF WEYERHAEUSER COMPANY OR SUCH SHAREHOLDER’S BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO THE EXCHANGE AGENT AT ONE OF ITS ADDRESSES SET FORTH BELOW.

The exchange agent for the exchange offer is:

By Mail:	By Overnight Courier:

Computershare	Computershare
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	Suite V
Providence, RI 02940-3011	250 Royall Street
Canton, MA 02021

The transfer agent for the exchange offer is:

American Stock Transfer & Trust LLC

Attn: Corporate Actions

6201 15th Avenue

Brooklyn, NY 11219